UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

VIASYSTEMS NORTH AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 South Hanley Road St. Louis, MO	63105
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (314) 727-2087

DDi Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 23, 2010, Viasystems North America, Inc., formerly DDi Corp. (the “Company”), entered into a Credit Agreement among the following Company subsidiaries as U.S. borrowers: DDi Global Corp., DDi Sales Corp., DDi North Jackson Corp., DDi Milpitas Corp., DDi Denver Corp., and DDi Cleveland Corp. (the “U.S. Borrowers”), DDi Toronto Corp., as Canadian Borrower (the “Canadian Borrower”), the Company and certain other subsidiaries of the Company as guarantors, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Lender, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Lender (the “Credit Agreement”). Concurrently with the acquisition by Viasystems Group, Inc. (“Viasystems”) of the Company on May 31, 2012, the Company repaid in full and terminated the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2012, Viasystems completed its previously announced acquisition of the Company. Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 3, 2012 (the “Merger Agreement”), by and among Viasystems, the Company and Victor Merger Sub Corp. (“Merger Sub”), a wholly-owned subsidiary of Viasystems, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation, under the new name of Viasystems North America, Inc. as a wholly-owned subsidiary of Viasystems.

Under the terms of the Merger Agreement, each outstanding share of the Company’s common stock (other than treasury shares held by Company, shares held by Viasystems or its subsidiaries and shares as to which appraisal rights have been perfected in accordance with applicable law) was converted and exchanged into the right to receive $13.00 in cash, without interest.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the merger on May 31, 2012, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the merger had been completed, and trading of the Company’s common stock on the NASDAQ was suspended. NASDAQ filed with the Securities and Exchange Commission a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company’s common stock has been suspended from listing on NASDAQ and been withdrawn from registration under Section 12(b) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01 is hereby incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information disclosed in Item 2.01 is hereby incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers.

Effective as of the effective time of the merger on May 31, 2012, in accordance with the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the merger became the directors of the surviving corporation. In accordance with the Merger Agreement and bylaws of Merger Sub, the size of the Board of Directors of the surviving corporation is two members and David M. Sindelar and Gerald G. Sax became the directors of the surviving corporation.

Effective as of the effective time of the merger on May 31, 2012, in accordance with the Merger Agreement, the officers of Merger Sub immediately prior to the effective time of the merger became the officers of the surviving corporation. As of the effective time of the merger on May 31, 2012, David M. Sindelar became Chairman of the Board, President and Chief Executive Officer, Gerald G. Sax became Vice President, Chief Financial Officer and Treasurer, Daniel J. Weber became Vice President and Secretary, Christopher R. Isaak became Vice President and Assistant Secretary and Kelly E. Wetzler became Vice President and Assistant Secretary of the surviving corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety to read as the certificate of incorporation of Merger Sub in effect immediately prior to the consummation of the Merger (except that Article I of the amended certificate of incorporation reads as follows: “The name of the Corporation is Viasystems North America, Inc.”). Also, upon consummation of the Merger, the Company’s bylaws were amended and restated in their entirety so as to read as the bylaws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that such bylaws were amended to reflect that the name of the Company is Viasystems North America, Inc. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS NORTH AMERICA, INC.

Date: June 1, 2012	By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Viasystems North America, Inc.

3.2	Amended and Restated Bylaws of Viasystems North America, Inc.